CONTACT

					William H. Parke

					(847) 286-5998



					FOR IMMEDIATE RELEASE

					July 18, 1996





SEARS ACHIEVES RECORD EARNINGS IN SECOND QUARTER;

INCOME FROM CONTINUING OPERATIONS UP 26 PERCENT



	HOFFMAN ESTATES, ILL. -- Sears, Roebuck and Co. today reported that second-quarter 1996 income from continuing operations jumped 26.0 percent to a record $274 million, or $0.67 per common share, from $218 million, or $0.54 per common share, in the second quarter of 1995.

	First-half 1996 income from continuing operations rose 24.4 percent to $425 million, or $1.03 per common share, from $342 million, or $0.84 per common share, in the first half of 1995.

	Revenues in the second quarter of 1996 were $9.13 billion, up
11.0 percent over revenues of $8.23 billion in the second quarter of 1995. Revenues for the first half were $17.13 billion, a 9.2 percent increase over revenues of $15.69 billion in the same period a year ago.

	"As a result of excellent performance in merchandising operations and strong credit results, we were able to achieve record second-quarter earnings," said Sears Chairman and Chief Executive Officer Arthur C. Martinez. "Sales were strong throughout our mall-based department stores and off-the-mall specialty stores in both the quarter and year-to-date periods."

- - more -

Domestic operations strong; comparable store sales up 9.4 percent for quarter

	Income from domestic operations for the second quarter of 1996 was $288 million, a 31.4 percent increase from $220 million in the second quarter of 1995. For the first half, domestic operations income rose 26.6 percent to $453 million, from $358 million in 1995.

	"Mall-store revenues rose more than 11 percent in the quarter, with sales increases across all hardlines and softlines categories," Martinez said. "Brand Central's performance exceeded expectations, largely on the strength of our appliance business. Within softlines, all apparel categories achieved significant increases." He added that off-the-mall HomeLife furniture, Sears Hardware and Sears dealer stores experienced double-digit comparable store sales growth in the quarter, and that new auto parts stores and increased tire sales contributed to strong revenue performance by automotive.

	Second-quarter 1996 revenues for domestic operations were $8.36 billion, a 12.3 percent increase over revenues of $7.44 billion in the 1995 period. The improvement was driven by a comparable-store sales increase of 9.4 percent for the quarter.
First-half revenues for domestic operations were $15.64 billion, up 10.2 percent over revenues of $14.20 billion for first-half
1995.

Improvement in gross margins and expenses

	Domestic gross margins as a percent of merchandising sales and service in the second quarter increased to 26.4 percent from
25.8 percent in the comparable 1995 period. Domestic operations selling and administrative expense as a percent of revenues improved to 21.3 percent in the second quarter from 21.8 percent in the comparable 1995 period.

- - more -

	 "Thanks to the dedicated efforts of our associates and continued emphasis on cost control and margin management, we were able to convert top-line growth into very strong earnings growth," Martinez said.

Merchandise sales growth benefits credit; international business down

	Domestic credit operations continued to perform well in the second quarter as a result of strong merchandise sales growth and the positive impact of uniform pricing and reduced funding rates. These improvements were partially offset by an increase in the provision for uncollectible accounts to $254 million from $147 million in the second quarter of 1995.

	"Our credit business experienced strong growth during the quarter and continued to perform well," Martinez said. "While we experienced increased write-offs reflecting the higher levels of personal bankruptcies, they were more than offset by improved net interest margin.

	International operations, which consist of merchandising and credit operations in Canada and Mexico, posted a second-quarter
1996 net loss of $14 million, compared with a loss of $2 million in the 1995 period. For the first half of 1996, international operations had a loss of $28 million, compared with a loss of $16 million in the first half of 1995, as both Canada and Mexico continue to suffer from weak economic conditions and competitive pressures.

	Second-quarter 1995 net income, which included the discontinued operations of Allstate Insurance Group and Homart Development
Co., was $559 million, or $1.41 per common share.  First-half
1995 net income, including discontinued operations, was $1.12 billion, or $2.82 per common share.

- - more -

	Sears distributed its 80.3 percent ownership in Allstate to Sears common shareholders on June 30, 1995, through a tax-free dividend. Sears also completed the divestiture of Homart in December 1995, which did not result in a gain or loss for the company.

	Through its network of more than 800 mall-based department stores and 1,500 off-the-mall stores, Sears is a leading retailer of apparel, home and automotive products and services for families throughout North America, serving more than 50 million households.





				#  #  #  #

WHP/07/17/96/ER2Q966:00pm






						  SEARS, ROEBUCK AND CO.
						   CONSOLIDATED INCOME




						      Three Months Ended                            Six Months Ended
					      June 29,       July 1,      Percent          June 29,        July 1,    Percent
(millions, except per common share data)        1996          1995*       Change             1996           1995*     Change
 Revenues
  Merchandise sales and services            $   8,056      $    7,303      10.3          $   14,964     $   13,839      8.1
  Credit revenues                               1,076             923      16.5               2,163          1,850     16.9
    Total revenues                              9,132           8,226      11.0              17,127         15,689      9.2

Costs and expenses
  Cost of sales, buying and occupancy           5,946           5,428       9.5              11,195         10,402      7.6
  Selling and administrative                    1,976           1,812       9.1               3,726          3,440      8.3
  Depreciation and amortization                   171             139      22.7                 329            277     19.0
  Provision for uncollectible accounts            270             156      73.3                 508            334     51.9
  Interest                                        333             346      (3.8)                687            682      0.7

    Total costs and expenses                    8,696           7,881      10.3              16,445         15,135      8.6


 Operating income                                 436             345      26.6                 682            554     23.2

 Other income                                      23              15      44.0                  27             11       -

 Income before income taxes                       459             360      27.4                 709            565     25.4

 Income taxes                                     185             142      29.6                 284            223     26.8

 Income from continuing operations                274             218      26.0                 425            342     24.4

 Income from discontinued operations,
  net of income taxes                              -              341        -                   -             776       -

 Net income                                $      274     $       559     (51.0)           $    425    $     1,118    (62.0)


 Income from continuing operations consists of:
  Domestic operations                      $      288     $       220      31.4            $    453    $       358     26.6
  International operations                        (14)             (2)       -                  (28)           (16)      -

  Income from continuing operations        $      274     $       218      26.0            $    425    $       342     24.4

  Earnings per common share, after
   allowing for dividends on preferred shares:
   Income from continuing operations       $     0.67     $      0.54                      $   1.03    $      0.84
   Discontinued operations                         -             0.87                            -            1.98

     Net income                            $     0.67     $      1.41                      $   1.03    $      2.82


  Average common and common
   equivalent shares outstanding                400.1           392.5                         399.8          391.2

* Certain reclassifications have been made to 1995 balances to conform with current year presentation.



              							  SEARS, ROEBUCK AND CO.
					      SUPPLEMENTARY DOMESTIC OPERATIONS INFORMATION




					       Three Months Ended                         Six Months Ended
					    June 29,           July 1,                June 29,           July 1,
(millions, except number of stores)           1996              1995*                   1996              1995*
 Revenues
  Domestic merchandising sales
   and services                            $   7,359          $   6,610               $  13,647          $  12,527
  Domestic credit revenues                       996                829                   1,995              1,668
    Total revenue                              8,355              7,439                  15,642             14,195

 Cost and Expenses
  Cost of sales, buying and occupancy          5,414              4,903                  10,166              9,386
  Selling and administrative                   1,784              1,624                   3,372              3,091
  Depreciation and amortization                  154                121                     296                245
  Provision for uncollectible accounts           254                147                     481                315
  Interest                                       288                295                     595                585
    Total costs and expenses                   7,894              7,090                  14,910             13,622

 Operating income - Domestic operations    $     461          $     349               $     732          $     573

 Comparable store sales increase                9.4%               3.2%                    7.1%               3.7%

 Gross margin ratio                            26.4%              25.8%                   25.5%              25.1%

 Selling and administrative expense ratio      21.4%              21.8%                   21.6%              21.8%

 Pretax LIFO charge                                                                   $      24          $      18

 Domestic inventories - FIFO                                                          $   4,741          $   4,504
		      - LIFO                                                          $   4,005          $   3,794


				  Dec 30, 1995    Opened  Closed/Sold     Jun 29, 1996
 Domestic merchandising stores:

  Large sized                         425            6         -               431
  Medium sized                        372            -        (3)              369
  Small hard line                       9            -        (1)                8
  Total mall stores                   806            6        (4)              808
  Off-the-mall stores               1,500           97       (47)            1,550

 Gross Square Feet:
  December 30, 1995                 133.5
  Opened                              2.7
  Closed                             (0.9)
  June 29, 1996                     135.3




						    Three Months Ended                         Six Months Ended
						  June 29,         July 1,              June 29,           July 1,
						    1996            1995*                 1996              1995*
 Domestic credit revenues:
  Gross finance charges and other revenues      $   1,080        $     912            $    2,157          $   1,836
  Funding cost on securitized receivables             (84)             (83)                 (162)              (168)
    Total                                       $     996        $     829            $    1,995          $   1,668

* Certain reclassifications have been made to 1995 balances to conform with current year presentation.